UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2017

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2017, DineEquity, Inc., a Delaware corporation (the “Corporation”) announced that the Corporation has accepted the resignation of its Chief Financial Officer, Thomas W. Emrey, effective March 15, 2017. Mr. Emrey is leaving to accept a position as chief financial officer of a global infant products lifestyle brand.

The Corporation also announced that Greggory H. Kalvin, age 57, will serve as Interim Chief Financial Officer, effective March 15, 2017. Mr. Kalvin has served as the Corporation’s Senior Vice President, Corporate Controller since November 2009. Mr. Kalvin served as Vice President, Corporate Controller of the Corporation from July 2007 to November 2009 and Acting Chief Financial Officer of the Corporation from September 2008 to February 2009.

A copy of the Corporation’s press release announcing the resignation of Mr. Emrey and the appointment of Mr. Kalvin is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by the Corporation on March 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 1, 2017	DINEEQUITY, INC.

/s/ Bryan R. Adel
	By:	Bryan R. Adel
Senior Vice President, Legal, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release issued by the Corporation on March 1, 2017

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